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                                                                     EXHIBIT 5.1



                      [LETTERHEAD OF ADAMS AND REESE LLP]



                                 March 15, 2002





The Shaw Group Inc.
8545 United Plaza Blvd.
Baton Rouge, LA 70809

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc. (the "Company") in connection with transactions pursuant to which shares of the Company's no par value common stock (the "Common Stock") are being registered by means of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers 170,683 shares (the "Shares") of Common Stock issued and delivered by the Company in connection with the transactions described therein.

         We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Company's Restatement of the Articles of Incorporation, as amended, its By-Laws, as amended and restated, resolutions of its Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinion expressed herein. Based upon the foregoing and in reliance thereon, and after examination of such matters of law as we deem applicable or relevant hereto, it is our opinion that:

         1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State.

         2. The Shares have been duly authorized and are legally issued, fully paid and non-assessable.

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The Shaw Group Inc.
March 15, 2002
Page 2

         We have relied for purposes of the opinion set forth in Paragraph 1 with respect to the good standing of the Company, solely on a Certificate of Good Standing issued by the Secretary of State of Louisiana dated March 14, 2002.

         We hereby expressly consent to the reference to our firm under the Prospectus section "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

                                       Very truly yours,

                                       /s/ ADAMS AND REESE LLP
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                                           ADAMS AND REESE LLP